Exhibit 99.1

Gores Technology Partners II, Inc. Files Preliminary Proxy Statement to Obtain Stockholder Approval to Liquidate in 2022

BOULDER, CO, November 3, 2022—Gores Technology Partners II, Inc. (NASDAQ: GTPB, GTPBU, GTPBW) (the “Company”) announced today that it has filed a preliminary proxy statement to seek stockholder approval to adopt an amendment to its Amended and Restated Certificate of Incorporation (“Charter”) to allow the Company to redeem all of its outstanding public shares and liquidate before December 31, 2022, in advance of the automatic termination date in its current Charter of March 16, 2023.

The Company believes that consummation of a suitable merger is highly improbable, and because redemptions made after December 31, 2022 may be subject to a 1% excise tax included as part of the Inflation Reduction Act of 2022, it is in the best interest of the Company’s stockholders to return the cash in trust within calendar 2022 rather than wait for expiration in 2023.

“We remain active in SPACs and continue to be committed to the SPAC product in the long-term,” said Alec Gores, Chairman and CEO of The Gores Group. “Given the current market environment, we believe liquidating any expiring vehicles and returning capital to our shareholders as soon as possible is the best immediate path forward. The Gores Group believes that while the current reset in the SPAC market is necessary in light of the activity over the past two years, the SPAC product is an excellent financing tool for the right companies and situations. We look forward to continuing to leverage this vehicle to help quality companies raise capital and go public as we go through 2023 and beyond.”

Since the closing of the Company’s IPO, the Company’s leadership has conducted a thorough search for the right target and evaluated a number of companies with the goal to complete an initial business combination that met its investment criteria. Further, the Company’s leadership has carefully evaluated the current adverse market conditions, including a limited pool of public company-ready business combination partners, the overall decline in the SPAC market, high redemption rates of SPACs, increased regulatory uncertainty around SPACs and the deterioration of the PIPE market. Considering these factors, and despite significant efforts to identify and complete an initial business combination, the Company’s leadership does not believe that it will complete an initial business combination by March 16, 2023. As a result, the Company has determined that it is prudent and in the best interests of the Company and its stockholders to liquidate the Company early.

The Company will seek a favorable vote from stockholders at a special meeting to be held in December 2022. For more information, please see the Preliminary Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on November 3, 2022.

About Gores Technology Partners II, Inc.

Gores Technology Partners II, Inc. is a special purpose acquisition company sponsored by an affiliate of The Gores Group, LLC, founded by Alec Gores. Gores Technology Partners II, Inc. completed its initial public offering in March 2021, raising approximately $460 million in cash proceeds for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

About The Gores Group LLC

Founded in 1987, The Gores Group is a global investment firm focused on partnering with differentiated businesses that can benefit from the firm’s extensive industry knowledge and decades long experience. To date, affiliates of The Gores Group have announced or closed ten business combinations representing approximately $60 billion in transaction value which include: Hostess (Gores Holdings, Inc.), Verra Mobility (Gores Holdings II, Inc.), PAE (Gores Holdings III, Inc.), Luminar (Gores Metropoulos, Inc.), United Wholesale Mortgage (Gores Holdings IV, Inc.), Ardagh Metal Packaging (Gores Holdings V, Inc.), Matterport (Gores Holdings VI, Inc.), Sonder (Gores Metropoulos II, Inc.), Polestar (Gores Guggenheim) and Footprint (pending; Gores Holdings VIII, Inc.). For more information, please visit www.gores.com.

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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and its subsequent reports filed with the Commission, from time to time. Copies of such filings are available on the Commission’s website, www.sec.gov. The Company and the Sponsor undertake no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Additional Information

On November 3, 2022, the Company filed a preliminary proxy statement with the SEC in connection with its solicitation of proxies for its special meeting of stockholders. Prior to the special meeting, the Company will file with the SEC and furnish to stockholders a definitive proxy statement, together with a proxy card. Investors and stockholders of the Company are urged to read the definitive proxy statement (including any amendments or supplements thereto) and other documents the Company files with the SEC carefully in their entirety when they become available as they will contain important information. Investors and stockholders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov, or by directing a request to Gores Technology Partners II, Inc., 6260 Lookout Rd., Boulder, CO 80301, attention: Jennifer Kwon Chou.

Participants in the Solicitation

The directors and executive officers of the Company and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals relating to the proposed transaction. Information regarding the directors and executive officers of the Company is available in its preliminary proxy statement, which was filed with the SEC on November 3, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials. Free copies of these documents may be obtained as described in the preceding paragraph.

Contacts

Jennifer Kwon Chou

Managing Director

The Gores Group

310-209-3010

jchou@gores.com